Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)
Entity	Jurisdiction of Incorporation	Business	Shareholding Directly and Indirectly 2018	Shareholding Directly and Indirectly 2017	Shareholding Directly and Indirectly 2016
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
Renting Colombia S.A.S. (Before Renting Colombia S.A.)	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%	100.00%
Valores Simesa S.A.	Colombia	Investments	67.73%	68.57%	68.57%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%	99.94%
BIBA Inmobiliaria S.A.S.	Colombia	Real estate broker	100.00%	100.00%	100.00%
FCP Fondo Colombia Inmobiliario.	Colombia	Real estate broker	51.29%	63.47%	62.55%
Prosicol S.A.S. (Investment sold by Valores Simesa S.A. during 2017)	Colombia	Pre-operating stage	-	-	68.57%
Fideicomiso "Lote Abelardo Castro".	Colombia	Mercantil trust	67.39%	68.23%	68.23%
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Holding	99.16%	99.16%	99.16%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Financomer S.A.	Panama	Financial services	100.00%	100.00%	100.00%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Suvalor Panamá Fondos de Inversión S.A.	Panama	Holding	100.00%	100.00%	100.00%
Suvalor Renta Fija Internacional Largo Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%
Banistmo Asset Management Inc. (Investment absorbed by Banistmo Capital Markets Group, Inc. during 2017)	Panama	Purchase and sale of securities	-	-	100.00%
Banistmo Capital Markets Group Inc. (non-operational stage)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Van Dyke Overseas Corp. (Investment absorbed by Banistmo Capital Markets Group, Inc. during 2018)	Panama	Real estate broker	-	100.00%	100.00%
Inmobiliaria Bickford S.A. (Investment absorbed by Banistmo Capital Markets Group, Inc. during 2018)	Panama	Real estate broker	-	100.00%	100.00%
Williamsburg International Corp. (Investment absorbed by Banistmo Capital Markets Group, Inc. during 2018)	Panama	Real estate broker	-	100.00%	100.00%
Anavi Investment Corporation S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Steens Enterpresies S.A. (non-operational stage)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A. (non-operational stage)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.	Panama	Holding	60.00%	60.00%	60.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.36%

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly and Indirectly 2018	Shareholding Directly and Indirectly 2017	Shareholding Directly and Indirectly 2016
Credibac S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A IFBA	El Salvador	Investments	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagricola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Arrendamiento Operativo CIB S.A.C. (Investment classified as assets held for sale)	Peru	Operating leasing	100.00%	100.00%	100.00%
Fondo de Inversión en Arrendamiento Operativo - Renting Perú (Investment liquidated during 2018)	Peru	Operating leasing	-	100.00%	100.00%
Capital Investments SAFI S.A. (Investment liquidated during 2018)	Peru	Trust	-	100.00%	100.00%
FiduPerú S.A. Sociedad Fiduciaria (Investment classified as assets held for sale)	Peru	Trust	98.81%	98.81%	98.81%
Leasing Perú S.A. (Investment liquidated during 2018)	Peru	Leasing	-	100.00%	100.00%
Banagrícola Guatemala S.A. (Investment liquidated during 2018)	Guatemala	Outsourcing	-	99.16%	99.16%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	60.00%	60.00%	60.00%
Seguros Agromercantil de Guatemala S.A.	Guatemala	Insurance company	59.17%	59.17%	59.17%
Financiera Agromercantil S.A.	Guatemala	Financial services	60.00%	60.00%	60.00%
Agrovalores S.A.	Guatemala	Securities brokerage	60.00%	60.00%	60.00%
Tarjeta Agromercantil S.A. (Investment liquidated by GAH S.A. during 2017)	Guatemala	Credit Card	-	60.00%	60.00%
Arrendadora Agromercantil S.A.	Guatemala	Operating Leasing	60.00%	60.00%	60.00%
Agencia de Seguros y Fianzas Agromercantil S.A.	Guatemala	Insurance company	60.00%	60.00%	60.00%
Asistencia y Ajustes S.A.	Guatemala	Services	60.00%	60.00%	60.00%
Serproba S.A.	Guatemala	Maintenance and remodelling services	60.00%	60.00%	60.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	60.00%	60.00%	60.00%
Conserjeria, Mantenimiento y Mensajería S.A.	Guatemala	Maintenance services	60.00%	60.00%	60.00%
Media Plus S.A. (Investment liquidated during 2018)	Guatemala	Advertising and marketing	-	60.00%	60.00%
Mercom Bank Ltd.	Barbados	Banking	60.00%	60.00%	60.00%
New Alma Enterprises Ltd.	Bahamas	investments	60.00%	60.00%	60.00%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Bancolombia Caymán S.A.	Cayman Islands	Banking	100.00%	100.00%	100.00%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.16%	99.16%	99.16%